UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 25, 2012
Date of Report (Date of earliest event reported)

PLURES TECHNOLOGIES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	1-12312	95-3880130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5297 Parkside Drive
Canandaigua, NY 14424
(Address of principal executive offices) (Zip Code)

(585) 905-0554
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02            Unregistered Sales of Equity Securities

On or about May 25, 2012, the Registrant sold 166,667 shares of Common Stock, par value $.001, to RENN Universal Growth Investment Trust PLC (“RENN Universal”) for the sum of $500,000 and issued RENN Universal a warrant to purchase 83,334 shares of Common Stock initially at $3.50 per share for a period of five (5) years (the “Warrant”).  Also on such date, the Registrant sold 83,333 shares of Common Stock to RENN Entrepreneurial Fund Limited (“RENN Entrepreneurial”) for $250,000 and issued RENN Entrepreneurial a Warrant to purchase 41,666 shares.

RENN Universal and RENN Entrepreneurial represented that they are accredited investors and are purchasing the shares for investment and not distribution.   The Registrant believes an exemption from registration under the Securities Act of 1933, as amended, is based on the provisions of Rule 506 of the General Rules and Regulations thereunder.

Item 9.01          Financial Statements and Exhibits

99.1	Form of Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2012	Plures Technologies, Inc.

By: /s/ David R. Smith
David R. Smith
CEO